UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39310	87-3037521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Broadway Street, Suite 900, Vancouver, Washington 98660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 914-1220

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
First Lien Credit Agreement Amendment
On February 28, 2023, ZoomInfo LLC (the “Borrower”) entered into an amendment (the “Credit Agreement Amendment”), by and among the Borrower, ZoomInfo Technologies LLC, as the co-borrower (the “Co-Borrower”), ZoomInfo Midco LLC (“Holdings”), the other guarantors party thereto, each lender and L/C issuer party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and L/C issuer, to the Borrower’s existing first lien credit agreement, dated as of February 1, 2019, by and among the Borrower, the Co-Borrower, Holdings, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and L/C issuer (as amended by that certain Amendment No. 1 to First Lien Credit Agreement, dated as of February 19, 2020, as further amended by that certain Amendment No. 2 to First Lien Credit Agreement, dated as of February 2, 2021, as further amended by that certain Amendment No. 3 to First Lien Credit Agreement, dated as of July 20, 2021, as further amended by that certain Amendment No. 4 to First Lien Credit Agreement, dated as of December 30, 2022, and as further amended by the Credit Agreement Amendment, the “First Lien Credit Agreement”), that provided for, among other things, (i) an extension of the scheduled maturity date of payment with respect to the principal amount of certain existing revolving credit commitments and existing revolving credit loans to February 28, 2028, (ii) an extension of the scheduled maturity date of payment with respect to the principal amount of the existing term loans to February 28, 2030, and (iii) the repricing of the first lien term loan facility.
Amounts drawn under the first lien term loan facility will bear interest, at the Borrower’s option, at a percentage per annum equal to 1.75% per annum for Base Rate Loans or 2.75% per annum for SOFR Loans, plus a credit spread adjustment of 0.10%.
The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.1
Amendment No. 5 to First Lien Credit Agreement, dated February 28, 2023, by and among ZoomInfo, LLC (f/k/a DiscoverOrg, LLC), a Delaware limited liability company (the “Borrower”), ZoomInfo Technologies LLC, a Delaware limited liability company (the “Co-Borrower”), ZoomInfo Midco LLC (f/k/a DiscoverOrg Midco, LLC), a Delaware limited liability company (“Holdings”), the other guarantors party thereto, each lender and L/C issuer party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and L/C issuer.

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Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZoomInfo Technologies Inc.
Date: March 2, 2023
By:     /s/ Anthony Stark
Name:  Anthony Stark
Title:   General Counsel and Corporate Secretary